Exhibit 99.1
Lifetime Brands, Inc. Reports Third Quarter 2026 Financial Results
Declares Regular Quarterly Dividend
Board Authorizes $20M Share Repurchase Program

GARDEN CITY, NY, November 6, 2026 – Lifetime Brands, Inc. (NasdaqGS: LCUT). On November 5, 2026, Lifetime Brands, Inc. (the “Company”) issued a press release disclosing, among other matters, its financial results for the quarter ended September 30, 2026. Subsequent to the press release, the Company identified an inadvertent omission of Adjusted EBITDA, before limitations, for the trailing twelve-month period ended September 30, 2026, which was $92.4 million. This updated release clarifies the Adjusted EBITDA measures for the trailing twelve months ended September 30, 2026 and there are no other changes in the Company’s reported financial results. The updated release reads as follows.
GARDEN CITY, NY, November 5, 2026 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended September 30, 2026.
Rob Kay, Lifetime's Chief Executive Officer, commented, “We delivered net sales growth of 3.4% and expanded gross margin by 140 basis points in the third quarter as momentum continues across key parts of the business. International sales grew 18.8% and the segment approached breakeven as Project Concord takes hold. Home décor continues to grow, our Farberware relaunch is performing well, and our Dollar General partnership, launched in 2024, is on track to approach $20 million in sales this year. This year’s refinancing lowered our borrowing costs and strengthened our financial flexibility, and our new $20 million share repurchase authorization provides additional flexibility to return capital to shareholders. We look forward to sharing our capital allocation strategy and the tailwinds we see for 2027 at our Investor Day on December 1st.”
Third Quarter Financial Results:
Consolidated net sales for the three months ended September 30, 2026 were $177.7 million, representing an increase of $5.8 million, or 3.4%, as compared to net sales of $171.9 million for the corresponding period in 2025. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2026 average rates to 2025 local currency amounts, consolidated net sales increased by $5.8 million, or 3.4%, as compared to consolidated net sales in the corresponding period in 2025. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended September 30, 2026 was $64.9 million, or 36.5%, as compared to $60.4 million, or 35.1%, for the corresponding period in 2025. Gross margin for the current period included a charge for inventory reserves associated with a stock keeping unit rationalization ("SKU rationalization") of $3.3 million.
Selling, general and administrative expenses for the three months ended September 30, 2026 were $38.2 million, an increase of $2.7 million, or 7.6%, as compared to $35.5 million for the corresponding period in 2025.
Loss from operations was zero, as compared to income from operations of $6.7 million for the corresponding period in 2025. Loss from operations for the current period included a SKU rationalization charge of $3.3 million.
Adjusted income from operations(1) was $13.8 million, as compared to adjusted income from operations of $11.5 million for the corresponding period in 2025. The 2026 period included adjustments for acquisition-related intangible amortization expense of $4.3 million, acquisition-related diligence expenses of $0.3 million, restructuring expenses of $0.6 million, warehouse relocation and redesign expenses of $5.3 million, and a SKU rationalization charge of $3.3 million. The 2025 period included adjustments for acquisition-related intangible amortization expense of $4.4 million, restructuring expenses of $0.3 million and warehouse relocation and redesign expenses of $0.1 million.
Net loss was $(4.2) million, or $(0.19) per diluted share, as compared to net loss of $(1.2) million, or $(0.05) per diluted share, in the corresponding period in 2025. Net loss for the current period included a SKU rationalization charge of $3.3 million.

Adjusted net income(1) was $8.4 million, or $0.37 per diluted share, as compared to adjusted net income of $2.5 million, or $0.11 per diluted share, in the corresponding period in 2025.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Nine Months Financial Results:
Consolidated net sales for the nine months ended September 30, 2026 were $462.8 million, an increase of $18.9 million, or 4.3%, as compared to net sales of $443.9 million for the corresponding period in 2025. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2026 average rates to 2025 local currency amounts, consolidated net sales increased by $17.8 million, or 4.0%, as compared to consolidated net sales in the corresponding period in 2025. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the nine months ended September 30, 2026 was $212.3 million, or 45.9%, as compared to $161.9 million, or 36.5%, for the corresponding period in 2025. Gross margin for the current period included a tariff refund benefit of $40.1 million.
Selling, general and administrative expenses for the nine months ended September 30, 2026 were $114.5 million, an increase of $10.0 million, or 9.6%, as compared to $104.5 million for the corresponding period in 2025. Selling, general and administrative expenses for the prior period included a net legal settlement gain of $6.4 million.
Income from operations was $29.4 million, as compared to loss from operations of $(29.4) million for the corresponding period in 2025. Income from operations for the current period included a tariff refund benefit of $40.1 million. Loss from operations for the prior period included a non-cash goodwill impairment charge of $33.2 million related to the U.S. segment.
Adjusted income from operations(1) was $59.8 million, as compared to $11.5 million for the corresponding period in 2025. The 2026 period included adjustments for acquisition-related intangible amortization expense of $12.9 million, acquisition-related diligence expenses of $2.3 million, restructuring expenses of $4.7 million, warehouse relocation and redesign expenses of $7.2 million, and SKU rationalization of $3.3 million. The 2025 period included adjustments for acquisition-related intangible amortization expense of $13.1 million, non-recurring gain related to a litigation settlement of $6.4 million, acquisition-related diligence expenses of $0.2 million, restructuring expenses of $0.3 million, warehouse relocation and redesign expenses of $0.2 million, severance expenses of $0.3 million and goodwill impairment charge of $33.2 million.
Net income was $10.6 million, or $0.47 per diluted share, as compared to net loss of $(45.1) million, or $(2.08) per diluted share, in the corresponding period in 2025. Net income for the current period included a pre-tax tariff refund benefit of $40.1 million. Net loss for the prior period included a non-cash goodwill impairment charge of $33.2 million.
Adjusted net income(1) was $35.3 million, or $1.57 per diluted share, as compared to adjusted net loss(1) of $(5.4) million, or $(0.25) per diluted share, in the corresponding period in 2025.

Trailing Twelve Months Financial Results:

Net income was $28.8 million for the trailing twelve months ended September 30, 2026.

Adjusted EBITDA(1) was $92.4 million for the trailing twelve months ended September 30, 2026, before limitations. After giving effect to the non-recurring charge limitation permitted under the Company’s Debt Agreements, Adjusted EBITDA for the trailing twelve months ended September 30, 2026 was $84.5 million. The limitations in the trailing twelve month period primarily relate to one-time expenses incurred for the move of our East Coast distribution operations and stock keeping unit rationalization. These Adjusted EBITDA amounts, both before and after giving effect to the non-recurring charge limitation permitted under the debt agreements, are reflected in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 5, 2026
Liquidity as of September 30, 2026 was $123.3 million, consisting of $5.9 million of cash and cash equivalents, $96.4 million of availability under the ABL Agreement, and $21.0 million of available funding under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.

Subsequent Event
On November 3, 2026 (the "Effective Date"), the Company's Board of Directors (the "Board") authorized an increase to the Company’s previously-authorized share repurchase program (the “Repurchase Program”) such that the amount of the Company’s common stock, $0.01 par value per share (the “Common Stock”), available for repurchase as of the Effective Date is $20 million (exclusive of fees and commissions).
Under the Repurchase Program, Lifetime Brands may repurchase its Common Stock through a variety of methods, including open market purchases, which may or may not be pursuant to Rule 10b5-1 trading plans, privately negotiated transactions, block trades accelerated share repurchase, tender offers, or any combination of such methods. The timing and amount of shares of Common Stock that may be repurchased under the Repurchase Plan will depend on a variety of factors including, but not limited to, the share price, market conditions, corporate considerations, business opportunities, debt agreements, and regulatory requirements. The Repurchase Program does not have an expiration date and may be amended or terminated by the Board at any time without prior notice. Prior to the Effective Date, there was approximately $11.1 million available for repurchase under the Repurchase Program.
Dividend
On November 3, 2026, the Board declared a quarterly dividend of $0.0425 per share of Common Stock payable on February 12, 2027 to stockholders of record on January 29, 2027.
Full Year 2026 Guidance Updates
For the full year ending December 31, 2026, the Company is updating its financial guidance as follows:
(in millions - except per share data):

	Previous Guidance for the Year Ending December 31, 2026	Updated Guidance for the Year Ending December 31, 2026
Net sales	$650 to $700	$660 to $700
Income from operations	$48 to $50.5	$42.5 to $45
Adjusted income from operations	$81.5 to $84	$81.5 to $84
Net income	$23 to $24.5	$19 to $20.5
Adjusted net income	$46 to $47.5	$46 to $47.5
Diluted income per common share	$1.03 to $1.10 per share	$0.84 to $0.91 per share
Adjusted diluted income per common share	$2.06 to $2.13 per share	$2.04 to $2.11 per share
Weighted-average diluted shares	22.3	22.5
Adjusted EBITDA, before limitation	$90.5 to $93	$90.5 to $93
Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.
Conference Call
The Company has scheduled a conference call for Thursday, November 5, 2026 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is 1-833-862-0366 (USA) or 1-412-634-6210 (International).
In addition, a live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1779613&tp_key=66d252e00e
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available on the Company’s investor relations website at https://lifetimebrands.gcs-web.com/ or via telephone replay by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and entering access code 10212812. The replay of the webcast will be available for one year.

Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income from operations, adjusted net income (loss), adjusted diluted income (loss) per common share, adjusted EBITDA and adjusted EBITDA, before limitation. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s capital allocation strategy and plans, including potential share repurchases, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; seasonality of the Company's cash flows; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest, sanctions, war and armed conflicts, increasing regional and global tensions, and associated disruptions and volatility in energy and oil markets; macro-economic challenges, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, inflationary impacts and disruptions to the global supply chain; dependence on third-party manufacturers; increase in supply chain costs, including raw materials, sourcing, transportation and energy; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures and/or economic sanctions implemented by the U.S. and other governments; impact of tariffs and trade policies, particularly with respect to China, including the risk of frequent changes, legal challenges, or reinstatement in modified form; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s Project Concord plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Elements®, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.

Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America
Shannon Devine
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$177,676	$171,912	$462,753	$443,859
Cost of sales	112,757	111,488	250,426	281,959
Gross margin	64,919	60,424	212,327	161,900
Distribution expenses	26,107	17,939	63,785	53,323
Selling, general and administrative expenses	38,192	35,488	114,517	104,451
Goodwill impairment	—	—	—	33,237
Restructuring expenses	640	304	4,650	304
(Loss) income from operations	(20)	6,693	29,375	(29,415)
Interest expense, net	(2,111)	(5,013)	(10,745)	(14,982)
Mark to market (loss) gain on interest rate derivatives	(39)	(8)	465	(755)
Loss on extinguishment of debt	(2,456)	—	(2,456)	—
(Loss) income before income taxes	(4,626)	1,672	16,639	(45,152)
Income tax benefit (provision)	431	(2,861)	(5,997)	63
NET (LOSS) INCOME	$(4,195)	$(1,189)	$10,642	$(45,089)
BASIC (LOSS) INCOME PER COMMON SHARE	$(0.19)	$(0.05)	$0.48	$(2.08)
DILUTED (LOSS) INCOME PER COMMON SHARE	$(0.19)	$(0.05)	$0.47	$(2.08)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,934	$4,267
Accounts receivable, less allowances of $10,730 at September 30, 2026 and $11,970 at December 31, 2025	154,381	161,861
Inventory	214,588	194,046
Prepaid expenses and other current assets	13,480	12,147
Income taxes receivable	—	1,572
TOTAL CURRENT ASSETS	388,383	373,893
PROPERTY AND EQUIPMENT, net	25,999	15,441
OPERATING LEASE RIGHT-OF-USE ASSETS	92,024	48,506
INTANGIBLE ASSETS, net	120,021	132,922
OTHER ASSETS	3,424	1,793
TOTAL ASSETS	$629,851	$572,555
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$—	$5,022
Accounts payable	63,716	45,844
Accrued expenses	78,378	64,294
Income taxes payable	3,173	—
Current portion of operating lease liabilities	13,414	16,143
TOTAL CURRENT LIABILITIES	158,681	131,303
OTHER LONG-TERM LIABILITIES	13,409	14,261
INCOME TAXES PAYABLE, LONG-TERM	686	686
OPERATING LEASE LIABILITIES	94,088	42,442
DEFERRED INCOME TAXES	1,560	1,554
REVOLVING CREDIT FACILITY	89,858	54,105
TERM LOAN	58,351	125,927
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at September 30, 2026 and December 31, 2025; shares issued and outstanding: 22,984,460 at September 30, 2026 and 22,654,207 at December 31, 2025	230	227
Paid-in capital	286,472	283,449
Accumulated deficit	(55,736)	(63,354)
Accumulated other comprehensive loss	(17,748)	(18,045)
TOTAL STOCKHOLDERS’ EQUITY	213,218	202,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$629,851	$572,555

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	$10,642	$(45,089)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,235	16,533
Goodwill impairment	—	33,237
Non-cash restructuring charges	296	—
Amortization of financing costs	1,828	2,077
Gain on disposition of fixed assets	—	(94)
Mark to market (gain) loss on interest rate derivatives	(465)	755
Operating leases, net	(658)	(1,734)
Provision for doubtful accounts	71	1,129
Stock compensation expense	2,893	3,100
Loss on extinguishment of debt	2,456	—
Changes in operating assets and liabilities
Accounts receivable	7,261	29,010
Inventory	(20,911)	(15,912)
Prepaid expenses, other current assets and other assets	753	(224)
Accounts payable, accrued expenses and other liabilities	31,645	(15,843)
Income taxes receivable	1,572	(2,215)
Income taxes payable	3,179	(860)
NET CASH PROVIDED BY OPERATING ACTIVITIES	56,797	3,870
INVESTING ACTIVITIES
Purchases of property and equipment	(8,670)	(3,221)
Net proceeds from sale of property	—	94
NET CASH USED IN INVESTING ACTIVITIES	(8,670)	(3,127)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	269,389	236,941
Repayments of revolving credit facility	(233,287)	(219,726)
Proceeds from term loan	60,000	—
Repayments of term loan	(135,000)	(5,625)
Payment of finance costs	(4,653)	—
Payments for finance lease obligations	(36)	(33)
Payments of tax withholding for stock based compensation	(183)	(416)
Proceeds from the exercise of stock options	294	—
Cash dividends paid	(2,936)	(2,858)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(46,412)	8,283
Effect of foreign exchange on cash	(48)	170
INCREASE IN CASH AND CASH EQUIVALENTS	1,667	9,196
Cash and cash equivalents at beginning of period	4,267	2,929
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,934	$12,125

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended September 30, 2026:

	Quarter Ended				Twelve Months Ended September 30, 2026
	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
	(in thousands)
Net income (loss) as reported	$18,152	$(4,772)	$19,609	$(4,195)	$28,794
Income tax (benefit) provision	(3,220)	(1,676)	8,104	(431)	2,777
Interest expense, net	5,048	4,512	4,122	2,111	15,793
Depreciation and amortization	5,315	5,282	5,362	5,591	21,550
Mark to market (gain) loss on interest rate derivatives	(1)	(294)	(210)	39	(466)
Stock compensation expense	201	1,043	949	901	3,094
Non-cash rent adjustment	(579)	(593)	(166)	101	(1,237)
Loss on extinguishment of debt	—	—	—	2,456	2,456
Severance expense	241	—	—	—	241
Acquisition-related diligence expenses	1,799	1,104	972	182	4,057
Restructuring expenses	24	2,030	1,980	640	4,674
Warehouse relocation and redesign expenses(1)	48	159	1,749	5,341	7,297
SKU rationalization(2)	—	—	—	3,342	3,342
Adjusted EBITDA, before limitation	27,028	6,795	42,471	16,078	92,372
Permitted non-recurring charge limitation (3)					(7,873)
Adjusted EBITDA(4)(5)	$27,028	$6,795	$42,471	$16,078	$84,499

(1) For the twelve months ended September 30, 2026, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) For the twelve months ended September 30, 2026, SKU rationalization included $2.0 million related to the U.S. segment, and $1.3 million related to the International segment.
(3) Permitted non-recurring charges include severance expenses, restructuring expenses, warehouse relocation and redesign expenses, and SKU rationalization. These are permitted exclusions from the Company’s adjusted EBITDA, subject to limitations, pursuant to the Company’s Debt Agreements.
(4) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude income tax (benefit) provision, interest, net, depreciation and amortization, gain on disposition of fixed assets, mark to market (gain) loss on interest rate derivatives, stock compensation expense, non-cash rent adjustment, loss on extinguishment of debt, and other items detailed in the table above that are consistent with exclusions permitted by the Company’s debt agreements. The quarters ended December 31, 2025, March 31, 2026, and June 30, 2026 have been recast for non-cash rent expense, to reflect the new definition of Adjusted EBITDA according to the Company's debt agreements.
(5) Adjusted EBITDA, less specified adjustment for the trailing twelve months ended September 30, 2026 was $44.4 million. It is used in the calculation of the Fixed Charge Ratio and minimum Adjusted EBITDA financial covenants. Adjusted EBITDA is defined above. The specified adjustment is defined as the IEEPA tariff refunds pursuant to the February 20, 2026 U.S. Supreme Court ruling that has been included in Net Income for the trailing twelve month period. IEEPA tariff refunds for the trailing twelve months ended September 30, 2026 was $40.1 million.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income (loss) and adjusted diluted income (loss) per common share (in thousands -except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income as reported	$(4,195)	$(1,189)	$10,642	$(45,089)
Adjustments:
Acquisition-related intangible amortization expense	4,271	4,360	12,891	13,099
Legal settlement gain, net	—	—	—	(6,400)
Loss on extinguishment of debt	2,456	—	2,456	—
Acquisition-related diligence expenses	182	49	2,258	172
Restructuring expenses	640	304	4,650	304
Warehouse relocation and redesign expenses(1)	5,341	76	7,249	215
Severance expense	—	—	—	270
Mark to market loss (gain) on interest rate derivatives	39	8	(465)	755
Goodwill impairment	—	—	—	33,237
SKU rationalization(2)	3,342	—	3,342	—
Income tax effect on adjustments	(3,674)	(1,103)	(7,741)	(10,278)
Income tax provision adjustment(3)	—	—	—	8,309
Adjusted net income (loss)(4)	$8,402	$2,505	$35,282	$(5,406)
Adjusted diluted income (loss) per common share(5)	$0.37	$0.11	$1.57	$(0.25)
(1) For the three and nine months ended September 30, 2026 and 2025, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) For the three and nine months ended September 30, 2026, SKU rationalization included $2.0 million related to the U.S. segment, and $1.3 million related to the International segment.
(3) The income tax provision adjustment is calculated using the effective tax rate for the three and nine months ended September 30, 2025 of 0.0% applied to the goodwill impairment adjustment. The income tax provision adjustment for the three and nine months ended September 30, 2025 provides important comparative analysis because the effective tax method was unusual due to timing of certain non-deductible expenses, including goodwill impairment.
(4) Adjusted net income and adjusted diluted income per common share for the three and nine months ended September 30, 2026 excludes acquisition-related intangible amortization expense, loss on extinguishment of debt, acquisition-related diligence expenses, restructuring expenses, warehouse relocation and redesign expenses, mark to market loss (gain) on interest rate derivatives and SKU rationalization. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments and the income tax provision adjustment.
Adjusted net income and adjusted diluted income per common share for the three and nine months ended September 30, 2025 excludes acquisition-related intangible amortization expense, a legal settlement gain, net, acquisition related diligence expenses, restructuring expenses, warehouse relocation and redesign expenses, severance expense, mark to market loss on interest rate derivatives, and goodwill impairment. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(5) Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 22,789 and 21,834 for the three months ended September 30, 2026 and 2025, respectively. Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 22,481 and 21,683 for the nine month period ended September 30, 2026 and 2025, respectively. The diluted weighted-average shares outstanding for the three and nine months ended September 30, 2026 include the effect of dilutive securities of 543 and 460, respectively. The diluted weighted-average shares outstanding for the three and nine months ended September 30, 2025 included the effect of dilutive securities of 66 and zero, respectively.

Adjusted income from operations (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(Loss) income from operations	$(20)	$6,693	$29,375	$(29,415)
Adjustments:
Acquisition-related intangible amortization expense	4,271	4,360	12,891	13,099
Legal settlement gain, net	—	—	—	(6,400)
Acquisition-related diligence expenses	182	49	2,258	172
Restructuring expenses	640	304	4,650	304
Warehouse relocation and redesign expenses(1)	5,341	76	7,249	215
SKU rationalization(2)	3,342	—	3,342	—
Severance expense	—	—	—	270
Goodwill impairment	—	—	—	33,237
Total adjustments	13,776	4,789	30,390	40,897
Adjusted income from operations(3)	$13,756	$11,482	$59,765	$11,482
(1) For the three and nine months ended September 30, 2026 and 2025, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) For the three and nine months ended September 30, 2026, SKU rationalization included $2.0 million related to the U.S. segment, and $1.3 million related to the International segment.
(3) Adjusted income from operations for the three and nine months ended September 30, 2026 excludes acquisition-related intangible amortization expense, acquisition-related diligence expenses, restructuring expenses, warehouse relocation and redesign expenses, and SKU rationalization. Adjusted income from operations for the three and nine months ended September 30, 2025, excludes acquisition-related intangible amortization expense, a legal settlement gain, net, acquisition-related diligence expenses, restructuring expenses, warehouse relocation and redesign expenses, severance expenses, and goodwill impairment.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2026	2025	Increase (Decrease)	2026	2025	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$161,293	$158,121	$3,172	$161,293	$158,112	$3,181	$9	2.0%	2.0%	—%
International	16,383	13,791	2,592	16,383	13,775	2,608	16	18.9%	18.8%	(0.1)%
Total net sales	$177,676	$171,912	$5,764	$177,676	$171,887	$5,789	$25	3.4%	3.4%	—%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2026	2025	Increase (Decrease)	2026	2025	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$420,167	$405,946	$14,221	$420,167	$405,954	$14,213	$(8)	3.5%	3.5%	—%
International	42,586	37,913	4,673	42,586	38,975	3,611	(1,062)	9.3%	12.3%	3.0%
Total net sales	$462,753	$443,859	$18,894	$462,753	$444,929	$17,824	$(1,070)	4.0%	4.3%	0.3%
(1) “Constant Currency” is determined by applying the 2026 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2026 (in millions):

Net income guidance	$19 to $20.5
Income tax expense	7.5 to 8.5
Interest expense, net(1)	13.5
Depreciation and amortization	21.5
Stock compensation expense	4
Non-cash rent adjustment	0.5
Loss on extinguishment of debt	2.5
Acquisition-related diligence expenses	2
Restructuring expenses	7
Warehouse relocation and redesign expenses	9.5
SKU rationalization	3.5
Adjusted EBITDA guidance, before limitation	$90.5 to $93

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2026 (in millions - except per share data):
Net income guidance	$19 to $20.5
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	2
Restructuring expenses	7
Warehouse relocation and redesign expenses	9.5
Loss on extinguishment of debt	2.5
SKU rationalization	3.5
Mark to market gain on interest rate derivatives	(0.5)
Income tax effect on adjustment	(14)
Adjusted net income guidance	$46 to $47.5
Adjusted diluted income per share guidance	$2.04 to $2.11

Adjusted income from operations guidance for the full year ending December 31, 2026 (in millions):
Income from operations guidance	$42.5 to $45
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	2
Restructuring expenses	7
Warehouse relocation and redesign expenses	9.5
SKU rationalization	3.5
Adjusted income from operations	$81.5 to $84
(1) Includes estimate for interest expense and mark to market gain on interest rate derivatives and interest income related to tariff refunds.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Previous Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2026 (in millions):

Net income guidance	$23 to $24.5
Income tax expense	8.5 to 9.5
Interest expense(1)	16.5
Depreciation and amortization	22
Stock compensation expense	4
Acquisition-related diligence expenses	2
Restructuring expenses	7.5
Warehouse relocation and redesign expenses	7
Adjusted EBITDA guidance	$90.5 to $93

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2026 (in millions - except per share data):
Net income guidance	$23 to $24.5
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	2
Restructuring expenses	7.5
Warehouse relocation and redesign expenses	7
Mark to market gain on interest rate derivatives	(0.5)
Income tax effect on adjustment	(10)
Adjusted net income guidance	$46 to $47.5
Adjusted diluted income per share guidance	$2.06 to $2.13

Adjusted income from operations guidance for the full year ending December 31, 2026 (in millions):
Income from operations guidance	$48 to $50.5
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	2
Restructuring expenses	7.5
Warehouse relocation and redesign expenses	7
Adjusted income from operations	$81.5 to $84
(1) Includes estimate for interest expense and mark to market gain on interest rate derivatives.